Exhibit 5


                                       April 29, 1999






NCT Group, Inc.
1025 West Nursery Road
Suite 120
Linthicum, Maryland  21090

     Re: Form S-1 Amendment No. 2 to the Registration Statement on Form S-3 No. 333-64967

Gentlemen:

      We serve as outside counsel to NCT Group, Inc., a Delaware corporation (the "Company"), and have acted as counsel in connection with the preparation and filing with the Securities and Exchange Commission of the Form S-1 Amendment No. 2 to the Registration Statement on Form S-3 that the Company is filing today with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale by certain Selling Stockholders of 27,786,991 shares of Common Stock of the Company (the "Resale Shares").

      With respect to the Form S-1 Amendment No. 2 to the Registration Statement on Form S-3, we are of the opinion that the Resale Shares have been duly authorized by the Company, have been validly issued and are fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit No. 5 to the Form S-1 Amendment No. 2 to the Registration Statement on Form S-3 referred to above and to the reference therein to our firm under the caption "Interests of Named Experts and Counsel" in the Prospectus.


                                    Respectfully submitted,

                                    /s/ Crowell & Moring LLP
                                    ------------------------
                                    CROWELL & MORING LLP